UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2014

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 31, 2014, Jacksonville Bancorp, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market stating that the Company had not been in compliance with Nasdaq Listing Rule 5605(d)(2), which requires that the Company maintain a compensation committee comprised solely of independent directors.  The Notice was prompted by the service of the Company’s director, Price W. Schwenck, on the Company’s Organization and Compensation Committee (the “Compensation Committee”) since September 2013.  When the Company became aware of the noncompliance, it took action immediately, and Mr. Schwenck resigned from the Compensation Committee on July 31, 2014.  In the same Notice, the Nasdaq Listing Qualifications staff confirmed that the Company regained compliance with the Nasdaq Listing Rule 5605(d)(2) as a result of Mr. Schwenck’s resignation, and advised that the matter is now closed.  The Company is currently compliant with Nasdaq’s compensation committee composition requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name:	Valerie A. Kendall
Title:	Executive Vice President
and Chief Financial Officer

Date:	August 1, 2014